Exhibit 4

DELHAIZE AMERICA, INC., as Issuer

FOOD LION, LLC, HANNAFORD BROS. CO., KASH N’ KARRY FOOD STORES, INC., FL FOOD LION, INC., RISK MANAGEMENT SERVICES, INC., HANNBRO COMPANY, MARTIN’S FOODS OF SOUTH BURLINGTON, INC., SHOP ’N SAVE-MASS., INC., HANNAFORD PROCUREMENT CORP., BONEY WILSON & SONS, INC., J.H. HARVEY CO., LLC, HANNAFORD LICENSING CORP. AND VICTORY DISTRIBUTORS, INC.

as Guarantors

AND

THE BANK OF NEW YORK

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated May 17, 2005 and Effective as of January 1, 2005

$600,000,000 7.375% Notes due 2006

$1,100,000,000 8.125% Notes due 2011

900,000,000 9.000% Debentures due 2031

FIFTH SUPPLEMENTAL INDENTURE

This FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated May 17, 2005 and effective as of January 1, 2005, among Delhaize America, Inc., a North Carolina corporation (the “Company”), Food Lion, LLC, a North Carolina limited liability company (“Food Lion”), Hannaford Bros. Co., a Maine corporation (“Hannaford”), Kash n’ Karry Food Stores, Inc., a Delaware corporation (“Kash n’ Karry”), FL Food Lion, Inc., a Florida corporation (“FL Food Lion”), Risk Management Services, Inc., a North Carolina corporation (“RMS”), Hannbro Company, a Maine corporation (“Hannbro”), Martin’s Foods of South Burlington, Inc., a Vermont corporation (“Martin’s”), Shop ’n Save-Mass., Inc., a Massachusetts corporation (“Shop ’n Save”), Hannaford Procurement Corp., a Maine corporation (“HPC”), Boney Wilson & Sons, Inc., a North Carolina corporation (“Boney”), J. H. Harvey Co., LLC, a Georgia limited liability company (“Harvey’s”), Hannaford Licensing Corp., a Maine corporation (“HLC”), Victory Distributors, Inc., a Massachusetts corporation (“Victory”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company and Food Lion have previously executed and delivered to the Trustee an indenture, dated as of April 15, 2001 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities;

WHEREAS, the Company, Food Lion and the Trustee have previously executed a First Supplemental Indenture to the Indenture, dated as of April 19, 2001 (the “First Supplemental Indenture”), creating three new series of securities of the Company: (i) 7.375% Notes due 2006, (ii) 8.125% Notes due 2011 and (iii) 9.000% Debentures due 2031 (the “Securities”);

WHEREAS, the Company, Food Lion, Hannaford and Kash n’ Karry have previously executed a Second Supplemental Indenture to the Indenture, dated as of September 7, 2001, whereby Hannaford and Kash n’ Karry agreed to assume the rights, duties and obligations of a Guarantor (as defined in the Indenture) under the Indenture;

WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC and Boney have previously executed a Third Supplemental Indenture to the Indenture dated as of November 15, 2001, whereby FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC and Boney agreed to assume the rights, duties and obligations of a Guarantor under the Indenture;

WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC, Boney, Harvey’s and HLC have previously executed a Fourth Supplemental Indenture to the Indenture dated as of March 10, 2004 and effective as of December 31, 2003, whereby Harvey’s and HLC agreed to assume the rights, duties and obligations of a Guarantor under the Indenture;

WHEREAS, pursuant to Section 15.7 of the Indenture, any Person (as defined in the Indenture) may assume the rights, duties and obligations of a Guarantor under the Indenture by executing an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(2) of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture may be entered into to evidence the addition of one or more additional Persons as a Guarantor under the Indenture, without the written consent of the Holders (as defined in the Indenture) of the Securities;

WHEREAS, Victory desires to become a Guarantor under the Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Fifth Supplemental Indenture have been complied with.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC, Boney, Harvey’s, HLC, Victory and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

1.1. Additional Guarantors. Victory hereby agrees to assume the rights, duties and obligations of a Guarantor under the Indenture as provided for in Section 15.7 of the Indenture.

1.2. Mutatis Mutandis Effect. The Indenture is hereby amended mutatis mutandis to reflect the addition of Victory as a Guarantor under the Indenture.

ARTICLE II

2.1. Counterparts. This Fifth Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

2.2. Severability. In the event that any provision of this Fifth Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

2.4. Successors and Assigns. Any agreements in this Fifth Supplemental Indenture by the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC, Boney, Harvey’s, HLC and Victory shall bind their successors and assigns, whether so expressed or not.

2.5. Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

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2.6. Effect of Fifth Supplemental Indenture. Except as amended by this Fifth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.7. Trustee. The Trustee accepts the modifications effected by this Fifth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ’n Save, HPC, Boney, Harvey’s, HLC and Victory, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Fifth Supplemental Indenture and the Trustee makes no representation with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first written above.

DELHAIZE AMERICA, INC.

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Assistant Secretary

FOOD LION, LLC

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Assistant Secretary

HANNAFORD BROS. CO.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Vice President

KASH N’ KARRY FOOD STORES, INC.

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Assistant Secretary

FL FOOD LION, INC.

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Secretary

RISK MANAGEMENT SERVICES, INC.

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Secretary and Treasurer

FIFTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

HANNBRO COMPANY

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	President

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Assistant Secretary

SHOP ‘N SAVE-MASS., INC.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Secretary

HANNAFORD PROCUREMENT CORP.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Secretary

BONEY WILSON & SONS, INC.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Secretary

J.H. HARVEY CO., LLC

By:	/s/ G. Linn Evans
	Name:	G. Linn Evans
	Title:	Vice President and Secretary

FIFTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

HANNAFORD LICENSING CORP.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Secretary

VICTORY DISTRIBUTORS, INC.

By:	/s/ Emily D. Dickinson
	Name:	Emily D. Dickinson
	Title:	Assistant Secretary

FIFTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

THE BANK OF NEW YORK, as Trustee

By:	/s/ Derek Kettel
	Name:	Derek Kettel
	Title:	Agent

FIFTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE